                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/

      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material under Rule 14a-12

                                               ESOFT, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box)

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act
           Rules 14a-6(i)(4) and 0-11.
           1.   Title of each class of securities to which transaction
                applies:
                ----------------------------------------------------------
           2.   Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           3.   Per unit price or other underlying value of transaction
                computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           4.   Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           5.   Total fee paid:
                ----------------------------------------------------------

/ /        Fee paid previously with preliminary materials.

/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
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           6.   Amount Previously Paid:
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                ----------------------------------------------------------
           9.   Date Filed:
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

                                  ESOFT, INC.
                      295 Interlocken Boulevard, Suite 500
                           Broomfield, Colorado 80021

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 2001

TO THE STOCKHOLDERS OF ESOFT, INC.:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of eSoft, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 10, 2001 at 10:00 a.m. local time at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado, 80021 for the following purposes:

1. To elect one director to hold office until the 2004 Annual Meeting of Stockholders.

2.  To approve the Company's 2000 Employee Stock Purchase Plan.

3. To ratify the selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

4. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    The Board of Directors has fixed the close of business on March 15, 2001, as the record date for the determination of stockholders entitled to notice of and to vote at this Annual Meeting and at any adjournment or postponement thereof.

                                          By Order of the Board of Directors
                                          /s/ Amy Beth Hansman

                                          Amy Beth Hansman
                                          Secretary

Broomfield, Colorado
April 2, 2001

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN ORDER TO ENSURE YOUR REPRESENTATION AT THE MEETING. A RETURN ENVELOPE (WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES) IS ENCLOSED FOR THAT PURPOSE. EVEN IF YOU HAVE GIVEN YOUR PROXY, YOU MAY STILL VOTE IN PERSON IF YOU ATTEND THE MEETING. PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE MEETING, YOU MUST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                  ESOFT, INC.
                           295 Interlocken Boulevard
                           Broomfield, Colorado 80021

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 10, 2001
                 INFORMATION CONCERNING SOLICITATION AND VOTING

GENERAL

    The enclosed proxy is solicited on behalf of the Board of Directors of eSoft, Inc., a Delaware corporation ("eSoft" or the "Company"), for use at the Annual Meeting of Stockholders to be held on Thursday, May 10, 2001, at 10:00 a.m. local time (the "Annual Meeting"), or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado 80021. The Company intends to mail this proxy statement and accompanying proxy card on or about April 2, 2001, to all stockholders entitled to vote at the Annual Meeting.

SOLICITATION

    The Company will bear the entire cost of solicitation of proxies, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of Common Stock beneficially owned by others to forward to such beneficial owners. The Company may reimburse persons representing beneficial owners of Common Stock for their costs of forwarding solicitation materials to such beneficial owners. Original solicitation of proxies by mail may be supplemented by telephone, telegram or personal solicitation by directors, officers or other regular employees of the Company. No additional compensation will be paid to directors, officers or other regular employees for such services.

VOTING RIGHTS AND OUTSTANDING SHARES

    Only holders of record of Common Stock at the close of business on March 15, 2001 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on March 15, 2001, the Company had outstanding and entitled to vote 15,569,867 shares of Common Stock.

    Each holder of record of Common Stock on such date will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

    All votes will be tabulated by the inspector of election appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions will be counted towards the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether a matter has been approved.

REVOCABILITY OF PROXIES

    Any person giving a proxy pursuant to this solicitation has the power to revoke it at any time before it is voted. It may be revoked by filing with the Secretary of the Company at the Company's principal executive office, 295 Interlocken Boulevard, Suite 500, Broomfield, Colorado 80021, a written notice of revocation or a duly executed proxy bearing a later date, or it may be revoked by attending the meeting and voting in person. Attendance at the meeting will not, by itself, revoke a proxy.

STOCKHOLDER PROPOSALS

    The deadline for submitting a stockholder proposal for inclusion in the Company's proxy statement and form of proxy for the Company's 2002 annual meeting of stockholders pursuant to Rule 14a-8 of the Securities and Exchange Commission is December 3, 2001. Unless a stockholder who wishes to bring a matter before the stockholders at the Company's 2002 annual meeting of stockholders notifies the Company of such matter prior to February 16, 2002, management will have discretionary authority to vote all shares for which it has proxies in opposition to such matter.

                                   PROPOSAL 1
                             ELECTION OF DIRECTORS

    The Company's Bylaws provide that the Board of Directors shall be divided into three classes with each class having a three-year term. Vacancies on the Board may be filled only by persons elected by a majority of the remaining directors, unless the Board determines by resolution that any such vacancies shall be filled by the stockholders. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director's successor is elected and qualified.

    The Board of Directors is presently composed of six members. There is one director in the class whose term of office expires in 2001 and one vacancy. The nominee for election to this class is currently a director of the Company. If elected at the Annual Meeting, the nominee would serve until the 2004 annual meeting and until his successor is elected and has qualified, or until such director's earlier death, resignation or removal.

    Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominee named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

    Set forth below is biographical information for each person nominated and each person whose term of office as a director will continue after the Annual Meeting.

NOMINEE FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2004 ANNUAL MEETING

    RICHARD B. RICE. Mr. Rice has been a director of eSoft since March of 1998. Mr. Rice founded the Costwatch Consulting Group, Inc., a telecommunications consulting company in 1989 and currently serves as its Chief Executive Officer. From March 1998 to February 2000, Mr. Rice was also the President, Chief Executive Officer and Chairman of the Board of Directors of Cannect Communications, Inc., a telecommunications company that provides voice, data and Internet services to the Canadian market.

                       THE BOARD OF DIRECTORS RECOMMENDS
                     A VOTE IN FAVOR OF THE NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2002 ANNUAL MEETING

    JEFFREY J. FINN. Mr. Finn has been the President, Chief Executive Officer and a director of the Company since November 1998. Formerly he served as Senior Vice President of Sales and Marketing Strategy, from July 1996 to October 1998, at Evolving Systems, Inc., a company specializing in software solutions for the telecommunications industry. Mr. Finn, from April 1990 to March 1996, was a founder and senior executive of Prairie Systems, where he designed and launched a number of innovative telecommunications software products and services.

    FREDERICK FRANK. Mr. Frank was appointed as a director of eSoft in November of 1999. He is currently the vice chairman and a director of Lehman
Brothers, Inc., an investment banking firm, where he became a partner in 1969. Prior to his role at Lehman Brothers, he was co-director of research as well as vice president and director of Smith, Barney & Co., Inc. Mr. Frank is a Chartered Financial Analyst, a member of The New York Society of Security Analysts and a past president of the

Chemical Processing Industry Analysts. Mr. Frank is on the boards of Digital Arts & Sciences, Pharmaceutical Product Development, Inc., Diagnostic Products Corporation and Landec Corporation, a member of the Salk Institute National council, a director of the Salk Institute, a Trustee of the Hotchkiss School, a Member of the Yale School of Organization and Management Advisory Board, and a Member of the Board of Governors of the National Center for Genome Resources. Mr. Frank holds an undergraduate degree from Yale University, an M.B.A. from Stanford University and is a C.F.A.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2003 ANNUAL MEETING

    JAMES DESORRENTO.  Mr. DeSorrento has been a director of eSoft since
October of 2000. From June 1982 until its acquisition by Mediacom LLC in
May 1999, Mr. DeSorrento served as Chief Executive Officer and Chairman of the Board of Directors of Triax Telecommunications Company, LLC and its predecessor, Triax Communications Corporation, a cable television operating company.
Mr. DeSorrento also sits on the board of Mediaplex, Inc. Mr. DeSorrento received a B.A. in English from St. Michael's College.

    RICHARD D. EYESTONE. Mr. Eyestone has been a director of eSoft since March of 1999. From July 1991 to August 1998, he served as Senior Vice President of Product and Market Management and Vice President of U.S. Sales for Bay Networks. Prior to this position, Mr. Eyestone held various sales and product management roles at several firms including Wellfleet, PictureTel and Masscomp.
Mr. Eyestone currently sits on the board of Crossroads, Inc., a publicly-held company, as well as several high-tech start-up and early stage companies.

BOARD COMMITTEES AND MEETINGS

    During the fiscal year ended December 31, 2000 the Board of Directors held nine meetings and acted by unanimous written consent one time. The Board has an Audit Committee and a Compensation Committee.

    The Audit Committee recommends to the Board the independent auditors to be retained, reviews the overall scope and results of the annual audit and reviews and considers the independent auditors' comments regarding the management of the Company. The Audit Committee is composed of three directors: Messrs. Eyestone, Frank and Rice. It met seven times during such fiscal year and did not act by unanimous written consent. All members of the Company's Audit Committee are independent (as independence is defined in Rule 4200(a)(14) of the NASD listing standards). The Audit Committee has adopted a written Charter of the Audit Committee, which is attached hereto as Appendix A.

    The Compensation Committee establishes policies with respect to the compensation level of officers and employees, recommends to the Board changes to employee benefit programs, grants rights pursuant to employee benefit programs and reviews and approves such other compensation matters as the Board or Chief Executive Officer wishes to have the Compensation Committee approve. The Compensation Committee is composed of two outside directors: Messrs. Eyestone and Rice. It met four times during such fiscal year and acted by unanimous written consent seventeen times.

    During the fiscal year ended December 31, 2000, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

    The Audit Committee of the Board of Directors (the "Audit Committee") reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls.

    The Audit Committee consists of three directors, all of whom are independent directors. Each of the members of the Audit Committee is independent as defined by Company policy and the Nasdaq listing standards. The Board of Directors has adopted a written charter for the Audit Committee, which is included as Appendix A to this Proxy Statement.

    The Audit Committee has reviewed and discussed the audited financial statements for fiscal year 2000 with management and with the independent auditors. Specifically, the Audit Committee has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other things:

    - methods used to account for significant unusual transactions;

    - the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

    - the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates; and

    - disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

    The Company's independent accountants also provided to the Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Committee has discussed with the independent auditors, the auditor's independence from the Company.

    Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Company's Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2000, to be filed with the Securities and Exchange Commission.

                                          THE AUDIT COMMITTEE
                                          Frederick Frank, Chairman
                                          Richard B. Rice, Director
                                          Richard D. Eyestone, Director
                                          March 16, 2001

------------------------

(1) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

                                   PROPOSAL 2
                 APPROVAL OF 2000 EMPLOYEE STOCK PURCHASE PLAN

    On November 17, 2000, the Company's Board of Directors adopted the Company's 2000 Employee Stock Purchase Plan (the "Purchase Plan"), subject to stockholder approval. An aggregate of 311,148 shares of Common Stock is reserved for issuance under the Purchase Plan (the "share reserve"), none of which have been granted as of March 15, 2001. On December 31 of each year, commencing on December 31, 2001 and ending (and including) December 31, 2003, the share reserve will increase automatically by the GREATER OF (a) 2% of the number of shares of Common Stock outstanding on such December 31 (rounded to the nearest whole share and calculated on a fully diluted basis) OR (b) the number of shares that were issued pursuant to the Purchase Plan during the prior 12-month period. However, the Board may provide for a lesser increase each year. The automatic share reserve increase in the aggregate may not exceed 933,444 shares over the 3 year period.

    During the last fiscal year, no shares of Common Stock were purchased as the first offering date did not commence until January 1, 2001.

    Stockholders are requested in this Proposal 2 to approve the Purchase Plan. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting will be required to approve the Purchase Plan. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 2.

    The essential features of the Purchase Plan, as amended, are outlined below:

PURPOSE

    The purpose of the Purchase Plan is to provide a means by which employees of the Company (and any parent or subsidiary of the Company designated by the Board to participate in the Purchase Plan) may be given an opportunity to purchase Common Stock of the Company through payroll deductions, to assist the Company in retaining the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company. Approximately 90% of the Company's approximately 84 employees are eligible to participate in the Purchase Plan.

    The rights to purchase Common Stock granted under the Purchase Plan are intended to qualify as options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ADMINISTRATION

    The Board administers the Purchase Plan and has the final power to construe and interpret both the Purchase Plan and the rights granted under it. The Board has the power, subject to the provisions of the Purchase Plan, to determine when and how rights to purchase Common Stock of the Company will be granted, the provisions of each offering of such rights (which need not be identical), and whether employees of any parent or subsidiary of the Company will be eligible to participate in the Purchase Plan.

    The Board has the power to delegate administration of the Purchase Plan to a committee composed of one or more members of the Board. The Board has delegated administration of the Purchase Plan to the Compensation Committee of the Board. As used herein with respect to the Purchase Plan, the "Board" refers to the Compensation Committee and to the Board.

OFFERINGS

    The Purchase Plan is implemented by offerings of rights to all eligible employees from time to time by the Board. Generally, each offering is one year long and is divided into two shorter "purchase periods" approximately six months long.

ELIGIBILITY

    Any person who is customarily employed more than 20 hours per week and five months per calendar year by the Company (or by any parent or subsidiary of the Company designated by the Board) on the first day of an offering is eligible to participate in that offering. The Board may provide that an employee must be continuously employed by the Company or the designated affiliate for some specified period of time, which may not exceed two years. Unless the Board provides otherwise in an offering, officers of the Company who are "highly compensated" as defined in the Code are eligible to participate in the offerings.

    However, no employee is eligible to participate in the Purchase Plan if, immediately after the grant of purchase rights, the employee would own, directly or indirectly, stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any parent or subsidiary of the Company (including any stock that such employee may purchase under all outstanding rights and options). In addition, no employee may purchase more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company and its affiliates in any calendar year.

PARTICIPATION IN THE PLAN

    Eligible employees enroll in the Purchase Plan by delivering to the Company, prior to the date selected by the Board as the offering date for the offering, an agreement authorizing payroll deductions of up to 10% of such employees' earnings, as defined by the Board in each offering.

PURCHASE PRICE

    The purchase price per share at which shares of Common Stock are sold in an offering under the Purchase Plan may not be less than the lesser of (i) 85% of the fair market value of a share of Common Stock on first day of the offering or
(ii) 85% of the fair market value of a share of Common Stock on the last day of the purchase period.

PAYMENT OF PURCHASE PRICE; PAYROLL DEDUCTIONS

    The purchase price of the shares is accumulated by payroll deductions over an offering. To the extent provided for in an offering, a participant may reduce (including to zero) or increase his or her payroll deductions during an offering and may begin his or her payroll deductions after the beginning of the offering. All payroll deductions made for a participant are credited to his or her account under the Purchase Plan and deposited with the general funds of the Company. A participant may make additional payments into such account only if specifically provided for in the offering and only if the participant has not already had the maximum amount withheld during the offering.

PURCHASE OF STOCK

    By executing an agreement to participate in the Purchase Plan, the employee is entitled to purchase shares under the Purchase Plan. In connection with offerings made under the Purchase Plan, the Board specifies a maximum number of shares of Common Stock that an employee may be granted the right to purchase and the maximum aggregate number of shares of Common Stock that may be purchased pursuant to such offering by all participants. If the aggregate number of shares to be purchased upon exercise of rights granted in the offering would exceed the maximum aggregate number of shares of Common Stock available, the Board would make a pro rata allocation of available shares in a uniform and equitable manner. Unless the employee's participation is discontinued, his or her right to purchase shares is exercised automatically at the end of the purchase period at the applicable price. See "Withdrawal" below.

WITHDRAWAL

    While each participant in the Purchase Plan is required to sign an agreement authorizing payroll deductions, the participant may withdraw from a given offering by terminating his or her payroll deductions and by delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the offering, except as provided in the offering.

    Upon any withdrawal from an offering by the employee, the Company will distribute to the employee his or her accumulated payroll deductions without interest, less any accumulated deductions previously applied to the purchase of shares of Common Stock on the employee's behalf during such offering, and such employee's interest in the offering will be automatically terminated. The employee is not entitled to again participate in that offering. However, an employee's withdrawal from an offering will not have any effect upon such employee's eligibility to participate in subsequent offerings under the Purchase Plan.

TERMINATION OF EMPLOYMENT OR LACK OF ELIGIBILITY

    Rights granted pursuant to any offering under the Purchase Plan terminate immediately upon cessation of an employee's employment for any or no reason or upon other lack of eligibility, and the Company will distribute to such employee all of his or her accumulated payroll deductions, without interest.

RESTRICTIONS ON TRANSFER

    Rights granted under the Purchase Plan are not transferable and may be exercised only by the person to whom such rights are granted.

DURATION, AMENDMENT AND TERMINATION

    The Board may suspend or terminate the Purchase Plan at any time. Unless terminated earlier, the Purchase Plan will terminate when all of the shares of Common Stock reserved for issuance pursuant to the Purchase Plan, as adjusted by the Board from time to time, have been issued pursuant to the Purchase Plan.

    The Board may amend the Purchase Plan at any time. No amendment will be effective unless approved by the stockholders to the extent such approval is necessary for the Purchase Plan to satisfy the requirements of Section 423 of the Code, any Nasdaq or other securities listing requirements or other applicable laws or regulations. Currently, the Code requires stockholder approval within 12 months before or after the adoption of an amendment (i) to increase the amount of shares of Common Stock reserved for issuance pursuant to the Purchase Plan or (ii) to make certain modifications to the provisions that relate to eligibility for participation in the Purchase Plan. Stockholder approval is not required for amendments relating to adjustments upon changes in securities (as described in Section 14 of the Purchase Plan) or amendments solely to benefit the administration of the Purchase Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment.

    Rights granted before amendment or termination of the Purchase Plan will not be altered or impaired by any amendment or termination of the Purchase Plan without consent of the employee to whom such rights were granted.

EFFECT OF CERTAIN CORPORATE EVENTS

    In the event of a dissolution, liquidation or specified type of merger of the Company, the surviving corporation either will assume the rights under the Purchase Plan or substitute similar rights, or the exercise date of any ongoing offering will be accelerated such that the outstanding rights will be exercised immediately prior to, or concurrent with, any such event.

STOCK SUBJECT TO PURCHASE PLAN

    An aggregate of 311,148 shares of Common Stock is reserved for issuance under the Purchase Plan. On December 31 of each year, commencing on December 31, 2001 and ending (and including) December 31, 2003, the share reserve will increase automatically by the GREATER OF (a) 2% of the number of shares of Common Stock outstanding on such December 31 (rounded to the nearest whole share and calculated on a fully diluted basis) OR (b) the number of shares that were issued pursuant to the Purchase Plan during the prior 12-month period. However, the Board may provide for a lesser increase each year. The automatic share reserve increase in the aggregate may not exceed 933,444 shares over the 3 year period. If rights granted under the Purchase Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again becomes available for issuance under the Purchase Plan.

FEDERAL INCOME TAX INFORMATION

    Rights granted under the Purchase Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan that qualifies under provisions of Section 423 of the Code.

    A participant will be taxed on amounts withheld for the purchase of shares of Common Stock as if such amounts were actually received. Other than this, no income will be taxable to a participant until disposition of the acquired shares, and the method of taxation will depend upon the holding period of the acquired shares.

    If the stock is disposed of at least two years after the beginning of the offering period and at least one year after the stock is transferred to the participant, then the lesser of (i) the excess of the fair market value of the stock at the time of such disposition over the exercise price or (ii) the excess of the fair market value of the stock as of the beginning of the offering period over the exercise price (determined as of the beginning of the offering period) will be treated as ordinary income. Any further gain or any loss will be taxed as a long-term capital gain or loss. Such capital gains currently are generally subject to lower tax rates than ordinary income.

    If the stock is sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the stock on the exercise date over the exercise price will be treated as ordinary income at the time of such disposition. The balance of any gain will be treated as capital gain. Even if the stock is later disposed of for less than its fair market value on the exercise date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such exercise date. Any capital gain or loss will be short-term or long-term, depending on how long the stock has been held.

    There are no federal income tax consequences to the Company by reason of the grant or exercise of rights under the Purchase Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant (subject to the requirement of reasonableness and the satisfaction of tax reporting obligations).

                                   PROPOSAL 3
               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    The Board of Directors has selected Arthur Andersen LLP as the Company's independent auditors for the fiscal year ending December 31, 2001 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Arthur Andersen LLP has audited the Company's financial statements since July 12, 2000. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

    Stockholder ratification of the selection of Arthur Andersen LLP as the Company's independent auditors is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Arthur Andersen LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

    The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting will be required to ratify the selection of Arthur Andersen LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

    AUDIT FEES. During the fiscal year ended December 31, 2000, the aggregate fees billed by Arthur Andersen LLP for the audit of the Company's financial statements for such fiscal year and for the reviews of the Company's interim financial statements was $77,975.

    CHANGE IN INDEPENDENT AUDITORS. On July 12, 2000, the Audit Committee of the Board of Directors dismissed the accounting firm of BDO Seidman, LLP as its independent accountants. The decision to change independent auditors was authorized by the Company's Board of Directors. The independent auditor's report of BDO Seidman, LLP on the consolidated financial statements of the Company for the two years ended December 31, 1998 and 1999 contained no adverse opinion or disclaimer of opinion and was not qualified as to uncertainty, audit scope or accounting principles. In addition, during the Company's fiscal years ended December 31, 1998 and 1999 and subsequent interim periods preceding such dismissal, such auditor's reports were unqualified and there were no disagreements with BDO Seidman, LLP on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which would have caused BDO Seidman, LLP to make reference in their report to such disagreements if not resolved to their satisfaction. BDO Seidman, LLP's letter to the Securities and Exchange Commission stating its agreement with the statements in this paragraph is filed as an exhibit to the Company's Current Report on Form 8-K dated July 19, 2000.

    On July 12, 2000, the Company engaged Arthur Andersen LLP as its new independent auditors to audit the Company's financial statements for the fiscal year ending December 31, 2000. Prior to July 2000, the Company had not consulted with Arthur Andersen LLP on items which involved the Company's accounting principles or the type of audit opinion to be issued on the Company's financial statements, but did discuss with Arthur Andersen LLP its engagement fees and standard engagement terms for serving as the Company's auditors.

                       THE BOARD OF DIRECTORS RECOMMENDS
                         A VOTE IN FAVOR OF PROPOSAL 3.

                             SECURITY OWNERSHIP OF
                    CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 15, 2001 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

                                                               BENEFICIAL OWNERSHIP(2)
                                                              --------------------------
                                                              NUMBER OF       PERCENT OF
BENEFICIAL OWNER(1)                                            SHARES           TOTAL
-------------------                                           ---------       ----------
Gateway Companies, Inc.(3)..................................  4,113,522          23.8%
  4545 Towne Centre Court
  San Diego, CA 92121

Brown Simpson Group(4)......................................  1,518,999           9.2
  Carnegie Hall Tower, 40th Floor
  152 West 57th Street
  New York, NY 10019

Philip L. Becker............................................    877,000           5.6
  9502 Roe Circle
  Franktown, CO 80116

Jeffrey J. Finn(5)..........................................    131,500             *

Amy Beth Hansman(6).........................................    153,718           1.0

Robert C. Hartman(7)........................................    230,100           1.5

Jason M. Rollings(8)........................................    141,800             *

James DeSorrento(9).........................................    105,000             *

Richard D. Eyestone(10).....................................     85,000             *

Frederick Frank(11).........................................    136,400             *

Richard B. Rice(12).........................................     20,000             *

William Scott Hickman.......................................      2,000             *

Brian E. Cohen..............................................    203,656           1.3

All executive officers and directors as a group (8            1,003,518           6.2%
  persons)(13)..............................................

------------------------

*   Less than one percent.

(1) Unless otherwise set forth, all addresses are c/o the Company, 295 Interlocken Boulevard, Suite 500, Broomfield, Colorado 80021.

(2) This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 15,569,867 shares outstanding on March 15, 2001, adjusted as required by rules promulgated by the SEC. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of March 15, 2001, are deemed outstanding for computing the percentage of the person or entity holding such securities, but not outstanding for computing the percentage of any other person or entity.

(3) Gateway Companies, Inc., a Delaware corporation, has filed a Schedule 13D pursuant to which they report sole or shared voting and dispositive power over 4,113,522 shares, including 1,136,363 shares issuable upon conversion of a convertible promissory note within 60 days and a warrant to purchase 600,000 shares of common stock exercisable within 60 days.

(4) Includes 511,182 shares issuable upon conversion of a convertible promissory note within 60 days and a warrant to purchase 511,182 shares of common stock exercisable within 60 days.

(5) Includes 100,000 shares of Common Stock issuable upon exercise of options.

(6) Includes 140,000 shares of Common Stock issuable upon exercise of options.

(7) Includes 30,000 shares of Common Stock held by Mr. Hartman as custodian for his children and 145,100 shares of Common Stock issuable upon exercise of options.

(8) Includes 140,500 shares of Common Stock issuable upon exercise of options.

(9) Includes 30,000 shares of Common Stock issuable upon exercise of options.

(10) Includes 10,000 shares of Common Stock held by Mr. Eyestone as custodian for his children and 30,000 shares of Common Stock issuable upon exercise of options.

(11) Includes 30,000 shares of Common Stock issuable upon exercise of options.

(12) Includes 20,000 shares of Common Stock issuable upon exercise of options.

(13) Includes 635,600 shares of Common Stock issuable upon exercise of options held by our executive officers and directors as a group.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 (the "1934 Act") requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

    To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 2000, all
Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with; except that each of Mr. Frederick Frank and Mr. Brian Cohen failed to file one report on Form 4, covering one transaction.

                                   MANAGEMENT

EXECUTIVE OFFICERS

    The following table sets forth certain information concerning the executive officers of the Company as of March 15, 2001:

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
Jeffrey J. Finn...........................             President, Chief Executive Officer and
                                               42      Director

Jason M. Rollings.........................     39      Vice President of Operations

Robert C. Hartman.........................     40      Vice President of Engineering

Amy Beth Hansman..........................     31      Vice President of Finance and Secretary

    See "Proposal 1--Election of Directors" for the biography of Mr. Finn.

    JASON M. ROLLINGS. Mr. Rollings has been our Vice President of Operations since October 1997. Previously Mr. Rollings was employed with Hi-Tech Manufacturing, a printed circuit board and computer manufacturer, as Director of Manufacturing from April 1995 to November 1997, as Director of Manufacturing for Codar Technology, Inc., a military computer manufacturer, from September 1988 to March 1995, and as Manufacturing Operations Manager for Century Data Inc., a computer hardware/software company, from September 1983 to August 1988.
Mr. Rollings has successfully completed the Xerox Business Management System program at Anaheim, California, as well as training programs in Executive Management, Facilities Management and Effective Management Systems.

    ROBERT C. HARTMAN. Mr. Hartman has been our Vice President of Engineering since 1993. From 1990 to 1993 he was employed by the Company as a Senior Software Engineer. Mr. Hartman served as President of Spark Software, a computer consulting company, from 1986 to 1990. Mr. Hartman was employed with Automatix, Inc. as a Senior Software Engineer and Project Leader from 1983 to 1986.
Mr. Hartman received a B.S. and a M.S. degree in Computer Science from Rensselaer Polytechnic Institute.

    AMY BETH HANSMAN. Ms. Hansman has been our Vice President of Finance since January 2001, and prior to that served as our Chief Accounting Officer since
May 1999. In 1998, Ms. Hansman was employed by ICG Communications, Inc., a competitive local exchange company in Colorado, where she headed up the Internal Audit department. She was also Manager of Royalty Audit at PolyGram
Records, Inc. from 1996 to 1997. Previously, she was employed by KPMG Peat Marwick LLP from 1992 to 1996 in the audit practice where she became a licensed Certified Public Accountant. Ms. Hansman received a B.S. degree in Accounting from Skidmore College in Saratoga Springs, NY.

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

    Each non-employee director of the Company receives a quarterly retainer of $6,250. In the fiscal year ended December 31, 2000, the total compensation paid to non-employee directors was $43,750. The members of the Board of Directors are also eligible for reimbursement for their expenses incurred in connection with attendance at Board meetings in accordance with Company policy.

    Each of Messrs. DeSorrento, Eyestone, Frank and Rice have been granted a total of 30,000 options to purchase the Company's Common Stock as compensation for their services as directors. In addition, Mr. Finn has been granted 18,000 options as director compensation. These options were granted at an exercise price equal to the fair market value of the Company's common stock on the date of the grant. Options granted in consideration of services as a director vest at a rate of 1/24 each month over a period of two years.

    In January 2001, the Company implemented a policy to grant non-discretionary options to its non-employee directors. Each non-employee director of the Company will receive a stock option grant under the eSoft, Inc. Equity Compensation Plan (the "Plan"). Options granted under the Plan are intended by the Company not to qualify as incentive stock options under the Code. On the anniversary date of each non-employee director's election to the Company's Board of Directors (or the next business day should such date be a legal holiday), each member of the Company's Board of Directors who is not an employee of the Company will be automatically granted under the Plan, without further action by the Company, the Board of Directors or the stockholders of the Company, an option to purchase 30,000 shares of Common Stock of the Company. The exercise price of these options will be the closing price of the Company's common stock on the date of the grant and these options will vest at a rate of 1/24 each month over a period of two years.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY OF COMPENSATION

    The following table shows for the fiscal years ended December 31, 1998, 1999 and 2000, compensation awarded or paid to, or earned by, the Company's Chief Executive Officer and its other four most highly compensated executive officers at December 31, 2000 and one former executive officer who departed from the Company during fiscal year 2000 (the "Named Executive Officers"):

                                                                                  LONG-TERM
                                                      ANNUAL COMPENSATION        COMPENSATION
                                                  ----------------------------   ------------
                                                                                    AWARDS
                                                                                 ------------
                                                                                  SECURITIES     ALL OTHER
                                                                                  UNDERLYING    COMPENSATION
NAME AND PRINCIPAL POSITION              YEAR     SALARY ($)(1)   BONUS ($)(1)   OPTIONS (#)       ($)(2)
---------------------------            --------   -------------   ------------   ------------   ------------
Jeffrey J. Finn(3)...................    2000        200,004        102,200         100,000         6,375
  President and Chief Executive          1999        183,334         75,758         202,500            --
  Officer                                1998         25,909             --         418,000            --

Jason M. Rollings....................    2000        110,000         37,991          50,000         3,025
  Vice President of Operations           1999        105,500         33,002          60,500            --
                                         1998         90,000         35,973          30,000            --

Robert C. Hartman....................    2000        120,000         39,199          50,000         3,825
  Vice President of Engineering          1999         90,000         28,315          50,500            --
                                         1998         85,250          5,700          40,000            --

Amy Beth Hansman(4)..................    2000         93,000         30,077          50,000         3,197
  Vice President of Finance              1999         62,568         17,948          90,000            --
                                         1998             --             --              --            --

W. Scott Hickman(5)..................    2000        154,280         16,599          30,000         2,497
  Former Vice President of Sales         1999         17,084             --          60,000            --
                                         1998             --             --              --            --

Brian E. Cohen(6)....................    2000        160,679          6,800              --         2,170
  Former Vice President of Strategic     1999         88,971         16,607              --         1,000
  Relations                              1998             --             --              --            --

------------------------

(1) Includes amounts, if any, deferred pursuant to Section 401(k) of the Code.

(2) Includes matching contributions made by the Company to the 401(k) Plan in an amount up to 3% of each Named Executive Officer's salary and commission, if any.

(3) Mr. Finn joined the Company in November 1998.

(4) Ms. Hansman joined the Company in May 1999.

(5) Mr. Hickman resigned as the Company's Vice President of Sales in January
    2001.

(6) Mr. Cohen resigned as the Company's Vice President of Strategic Relations in August 2000.

                       STOCK OPTION GRANTS AND EXERCISES

    The Company grants options to its executive officers under its eSoft, Inc. Equity Compensation Plan. As of March 15, 2001, options to purchase a total of 2,742,856 shares were outstanding under the Plan and options to purchase 2,725,475 shares remained available for grant thereunder.

    The following tables show for the fiscal year ended December 31, 2000, certain information regarding options granted to, exercised by, and held at year end by, the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS
                             ------------------------------------------------------   POTENTIAL REALIZABLE VALUE
                                               PERCENT OF                               AT ASSUMED ANNUAL RATES
                              NUMBER OF       TOTAL OPTIONS                                 OF STOCK PRICE
                             SECURITIES        GRANTED TO                               APPRECIATION FOR OPTION
                             UNDERLYING         EMPLOYEES     EXERCISE                          TERM(2)
                               OPTIONS          IN FISCAL      PRICE     EXPIRATION   ---------------------------
NAME                         GRANTED (#)       YEAR (%)(1)     ($/SH)       DATE        5% ($)         10% ($)
----                         -----------      -------------   --------   ----------   -----------   -------------
Jeffrey J. Finn............    100,000(3)         10.2%        $7.938     05/24/04     $499,216      $1,265,113

Jason M. Rollings..........     40,000(3)          4.1          7.938     05/24/04      199,687         506,045
                                10,000(3)          1.0          2.063     11/21/04       12,974          32,879

Robert C. Hartman..........     40,000(3)          4.1          7.938     05/24/04      199,687         506,045
                                10,000(3)          1.0          2.063     11/21/04       12,974          32,879

Amy Beth Hansman...........     40,000(3)          4.1          7.938     05/24/04      199,687         506,045
                                10,000(3)          1.0          2.063     11/21/04       12,974          32,879

W. Scott Hickman...........     30,000(3)          3.1          7.938     05/24/04      149,765         379,534

Brian E. Cohen.............         --              --             --           --           --              --

------------------------

(1) Based on options to purchase an aggregate of 980,125 shares of Common Stock granted to employees in 2000.

(2) The potential realizable value is calculated based on the term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our future stock price performance. In addition, the potential realizable value computation does not take into account federal or state income tax consequences of option exercises or sales of appreciated stock.

(3) 7/36 of the options vest on the seven month anniversary of the grant date and thereafter vest in equal monthly installments over the remaining twenty-nine (29) months.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
                                     VALUES

    The following table sets forth certain information, as to each of the Named Executive Officers, concerning the number of shares subject to both exercisable and unexercisable stock options held as of December 31, 2000. Also reported are values for "in-the-money" options that represent the positive spread between the respective exercise prices of outstanding stock options and the fair market value of our Common Stock as of December 31, 2000.

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                             SHARES                                OPTIONS AT              IN-THE-MONEY OPTIONS AT
                            ACQUIRED                           FISCAL YEAR END (#)         FISCAL YEAR END ($)(2)
                               ON             VALUE        ---------------------------   ---------------------------
NAME                      EXERCISE (#)   REALIZED ($)(1)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                      ------------   ---------------   -----------   -------------   -----------   -------------
Jeffrey J. Finn........             --             --        473,486        247,014      $(1,440,222)   $(1,140,106)

Jason M. Rollings......             --             --         50,500         80,000          (91,931)      (381,005)

Robert C. Hartman......         20,500       $143,500         45,278         74,722          (77,640)      (364,955)

Amy Beth Hansman.......             --             --         42,361         97,639         (139,660)      (445,948)

W. Scott Hickman.......             --             --         22,222         67,778         (260,688)      (666,812)

Brian E. Cohen.........         15,555         64,164             --             --               --             --
                                 8,250         16,500

------------------------

(1) Calculated on the basis of the fair market value of the Common Stock as of the exercise date as reported on the Nasdaq National Market, minus the exercise price, multiplied by the number of shares exercised.

(2) Calculated on the basis of the closing sale price per share of the Company's Common Stock on December 29, 2000 (the last trading day of fiscal 2000) on the Nasdaq National Market of $0.938, minus the exercise price of "in-the-money" unexercised options, multiplied by the number of shares represented by such options.

                             EMPLOYMENT AGREEMENTS

JEFFREY J. FINN

    On November 6, 1998, the Company and Jeffrey J. Finn, the President and Chief Executive Officer and a director of the Company, entered into an employment agreement that extends for a 36-month period commencing on November 9, 1998. The agreement renews automatically for an additional 24-month period unless otherwise agreed in writing by the Company and Mr. Finn by August 9, 2001. Under the terms of the agreement, the Company will pay Mr. Finn the sum of approximately $16,700 per month. In addition, Mr. Finn was granted incentive stock options to acquire 400,000 shares of the Company's common stock at a price of $4.00 per share for a period of four years. The options vest over a 36-month period as follows: 7/36 of the options vested in June 1999 and 1/36 of the options vest on the first day of each month thereafter. Mr. Finn is also eligible to receive incentive pay equal to 50% of his annual salary, which amount is to be paid quarterly based on certain revenue, earnings and other objectives agreed upon by Mr. Finn and the Company's Board of Directors.

    Either the Company or Mr. Finn can terminate Mr. Finn's employment at any time. However, if the Company terminates Mr. Finn's employment without cause or if he resigns for good reason, he will be entitled to receive his annual salary for an additional twelve months from the date of his termination and an additional 50% of Mr. Finn's unvested options to purchase 400,000 shares of the Company's common stock will vest.

    Mr. Finn's employment agreement contains a covenant not to compete which prohibits him, during his employment and for twelve months after the termination of his employment with the Company, from engaging in any business which competes with the Company or its affiliates anywhere in the United States or Canada during his employment or at the time of his termination. In addition, Mr. Finn's employment agreement contains a non-solicitation provision which prohibits him for twelve months after his termination of employment with us, from hiring or soliciting any of our current employees and any of the Company's former employees unless they have not been employed by the Company for at least six months.

JASON M. ROLLINGS

    On October 7, 1997, the Company provided a letter (the "Rollings Letter") to Jason M. Rollings, the Company's Vice President of Operations, outlining the terms of his employment with the Company. Under the terms of the Rollings Letter, the Company will pay to Mr. Rollings the sum of approximately $11,000 per month. In addition, Mr. Rollings was granted incentive stock options to acquire 30,000 shares of the Company's common stock at a price of $1.00 per share for a period of four years from the date of issuance, January 8, 1998. The options vest over a 36-month period as follows: 7/36 of the options vested in August 1998 and 1/36 of the options vest on the first day of each month thereafter. Mr. Rollings is also eligible to receive a quarterly performance bonus, based on Mr. Rollings' performance and the Company's performance, not to exceed $25,000 per quarter.

ROBERT C. HARTMAN

    On February 1, 2000, the Company and Robert C. Hartman, the Vice President of Engineering, entered into an employment agreement that extends for a 36-month period commencing on January 1, 2000. Under the terms of the agreement, the Company will pay to Mr. Hartman the sum of $10,833 per month. His salary is subject to review on an annual basis. Mr. Hartman is also eligible to receive a quarterly performance bonus, based upon mutually agreed upon performance criteria, not to exceed $17,500 per quarter.

    Either the Company or Mr. Hartman can terminate Mr. Hartman's employment at any time. However, if the Company terminates Mr. Hartman's employment without cause or if there is a material change in the responsibilities of Mr. Hartman or if he is terminated within six months after a change of control transaction, he will be entitled to receive a minimum of six months severance.

    Mr. Hartman's employment agreement contains a covenant not to compete which prohibits him, during his employment and for twelve months after the termination of his employment with the Company, from engaging in any business which competes with the Company or its affiliates anywhere in the United States or Canada during his employment or at the time of his termination. In addition, Mr. Hartman's employment agreement contains a non-solicitation provision which prohibits him for twelve months after his termination of employment with us, from hiring or soliciting any of our current employees and any of the Company's former employees unless they have not been employed by the Company for at least six months.

AMY BETH HANSMAN

    On May 1, 1999, the Company and Amy Beth Hansman, the Vice President of Finance, entered into an employment agreement that extends for a 36-month period commencing on May 1, 1999. Under the terms of the agreement, the Company will pay to Ms. Hansman the sum of $10,000 per month. Her salary is subject to review on an annual basis. In addition, Ms. Hansman was granted incentive stock options to acquire 35,000 shares of the Company's common stock at a price of $4.4375 per share for a period of four years. The options vest over a 36-month period as follows: 7/36 of the options vested in January 2000 and 1/36 of the options vest on the first day of each month thereafter. Ms. Hansman is also eligible to receive a quarterly performance bonus, based upon mutually agreed upon performance criteria, not to exceed $12,500 per quarter.

    Either the Company or Ms. Hansman can terminate Ms. Hansman's employment at any time. However, if the Company terminates Ms. Hansman's employment without cause or if there is a material change in the responsibilities of Ms. Hansman or if she is terminated within six months after a change of control transaction, she will be entitled to receive a minimum of six months severance.

    Ms. Hansman's employment agreement contains a covenant not to compete which prohibits her, during her employment and for twelve months after the termination of her employment with the Company, from engaging in any business which competes with the Company or its affiliates anywhere in the United States or Canada during her employment or at the time of her termination. In addition, Ms. Hansman's employment agreement contains a non-solicitation provision which prohibits her for twelve months after her termination of employment with us, from hiring or soliciting any of our current employees and any of the Company's former employees unless they have not been employed by the Company for at least six months.

W. SCOTT HICKMAN

    On November 4, 1999, the Company and W. Scott Hickman, the former Vice President of Sales, entered into an employment agreement that extended for a 24-month period commencing on November 4, 1999 and ending on October 31, 2001. Under the terms of the agreement, the Company paid Mr. Hickman the sum of $9,167 per month. His salary was subject to review on an annual basis. In addition, the agreement provided for the grant of certain incentive stock options to acquire 60,000 shares of the Company's common stock vesting over a 36-month period.
Mr. Hickman was also eligible to receive quarterly incentive pay based on certain targets, not to exceed $40,000 per quarter.

    Either the Company or Mr. Hickman could terminate Mr. Hickman's employment at any time. However, if the Company terminated Mr. Hickman's employment without cause or if there was a material change in the responsibilities of Mr. Hickman or if he was terminated within six months after a change of control transaction, he would have been entitled to receive a minimum of six months severance.

    Mr. Hickman's employment agreement contains a covenant not to compete which prohibits him, during his employment and for twelve months after the termination of his employment with the Company, from engaging in any business which competes with the Company or its affiliates anywhere in the United States or Canada during his employment or at the time of his termination. In addition, Mr. Hickman's employment agreement contains a non-solicitation provision which prohibits him for twelve months after his termination of employment with us, from hiring or soliciting any of our current employees and any of the Company's former employees unless they have not been employed by the Company for at least six months.

    Mr. Hickman resigned his position with the Company in January 2001. On December 15, 2000, the Company and Mr. Hickman entered into a separation letter whereby they mutually agreed to terminate Mr. Hickman's employment without cause. Pursuant to the letter, Mr. Hickman received one month's severance, his earned fourth quarter bonus in the amount of $32,279 and the continuation of his insurance benefits for one month.

BRIAN E. COHEN

    On September 10, 1999, the Company and Brian E. Cohen, the former Vice President of Strategic Relations, entered into an employment agreement that extended for a 24-month period commencing on September 10, 1999. Under the terms of the agreement, the Company paid Mr. Cohen the sum of $10,000 per month. His salary was subject to review on an annual basis. In addition, the agreement provided for the grant of certain incentive stock options to acquire 80,000 shares of the Company's common stock vesting over a 36-month period, subject to certain acceleration provisions. Mr. Cohen was also eligible to receive a quarterly performance bonus based on mutually agreed upon performance criteria, not to exceed 50% of his quarterly base salary. Mr. Cohen was also eligible to receive quarterly incentive pay based on certain targets, not to exceed 2% of certain net sales of the Company.

    Either the Company or Mr. Cohen could terminate Mr. Cohen's employment at any time. However, if the Company terminated Mr. Cohen's employment without cause or if there was a material change in the responsibilities of Mr. Cohen or if he was terminated within six months after a change of control transaction, he would have been entitled to receive a minimum of twelve months' severance.

    Mr. Cohen's employment agreement contains a covenant not to compete which prohibits him, during his employment and for twelve months after the termination of his employment with the Company, from engaging in any business which competes with the Company or its affiliates anywhere in the United States or Canada during his employment or at the time of his termination whereby he will likely use confidential information of the Company or where he has duties for such competitor that are the same or substantially similar to those he performed for the Company. However, Mr. Cohen is not prohibited from holding no more than 5% of publicly traded stock of a competitor of the Company. In addition, Mr. Cohen's employment agreement contains a non-solicitation provision which prohibits him for twelve months after his termination of employment with us, from hiring or soliciting any of our current employees and any of the Company's former employees unless they have not been employed by the Company for at least six months.

    Mr. Cohen resigned his position with the Company in August 2000. On
July 25, 2000, the Company and Mr. Cohen entered into a separation letter whereby the Company terminated Mr. Cohen's employment without cause. Pursuant to the letter, Mr. Cohen will receive twelve months' severance, a pro-rated bonus in the amount of $4,500, the continuation of his insurance benefits for eighteen months and the partial vesting of his options.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE
  COMPENSATION(2)

    The Compensation Committee of the Board of Directors ("Compensation Committee") is composed of Richard D. Eyestone and Richard B. Rice, none of who are currently officers or employees of the Company. The Compensation Committee is responsible for establishing the general compensation policy of the Company for all executive officers. The Compensation Committee annually evaluates the performance of the Chief Executive Officer ("CEO") based upon a mix of achievement of the corporate goals and individual performance, and determines compensation levels.

COMPENSATION PHILOSOPHY

    The goals of the compensation program are to align compensation with business objectives and performance and to enable the Company to attract, retain and reward executive officers and other key employees who contribute to the long-term success of the Company and to motivate them to enhance long-term stockholder value. Key elements of this philosophy are:

    - The Company pays competitively with leading industry companies with which the Company competes for talent. To ensure that pay is competitive, the Company regularly compares its pay practices with these companies and sets it pay parameters based on this review.

    - The Company maintains annual incentive opportunities sufficient to provide motivation to achieve specific operating goals and to generate rewards that bring total compensation to competitive levels.

    - The Company provides significant equity-based incentives for executives and other key employees to ensure that they are motivated over the long-term to respond to the Company's business challenges and opportunities as owners and not just as employees.

    BASE SALARY. All employees' salaries, including executive officers of the Company, are determined based on compensation market studies. Salaries at the Company, while remaining competitive with comparable companies, are between the low to mid range of the industry and market surveys. Adjustments to each individual's Base Salary are made in connection with annual performance reviews. The amounts of such increases are calculated using the result of each individual's annual performance review and calculating consistent increases according to specific guidelines. The recommended percentage increases are adjusted annually and reflect the Compensation Committee's assessment of appropriate salary adjustments given the results of competitive surveys and general economic conditions.

    QUARTERLY INCENTIVE. There is a Quarterly Performance Compensation Plan ("QPC") for officers and other managers of the Company to earn additional quarterly compensation. The actual incentive award earned depends on the extent to which Company financial and departmental performance objectives are achieved. The Compensation Committee and full Board of Directors approve the annual performance objectives of the Company. The Company objectives consist of operating, strategic and financial goals that are considered to be critical to the Company's fundamental long-term goal-building stockholder value.

    The Company has also adopted an Employee Quarterly Bonus Plan (the "Quarterly Bonus Plan") for employees of the Company not eligible for commissions or QPC participation. Cash bonuses are

------------------------

(2) The material in this report is not "soliciting material," is not deemed "filed" with the SEC, and is not to be incorporated by reference into any filing of the Company under the 1933 Act or 1934 Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

paid on a quarterly basis based upon achievement of certain specified EBITDA goals. The percentage of salary to be paid on an aggregate basis is not to exceed 5% of eligible payroll.

    LONG-TERM INCENTIVES. The Company's long-term incentive program consists of the 1997 Incentive Stock Option Plan, which provides all employees of the Company with an opportunity to share, along with stockholders of the Company, in the long-term performance of the Company. The option program utilizes a vesting period of three years to encourage employees to continue in the employ of the Company. Through initial grants upon employment and annual option grants thereafter, employees receive equity incentives to build long-term stockholder value. Grants are made at 100% of fair market value on the date of grant. Employees receive value from these grants only if the Company's Common Stock appreciates over the long-term. The size of option grants is determined based on competitive practices at leading companies in the industry and the Company's philosophy of significantly linking executive compensation with stockholder interests.

CORPORATE PERFORMANCE AND CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Finn's base salary at the beginning of 2000 as President and Chief Executive Officer was $200,000. In setting this amount, the Compensation Committee took into account (i) its belief that Mr. Finn has significant and broad-based experience in the Internet industry, (ii) the scope of Mr. Finn's responsibility, especially following two mergers, and (iii) the Board's continued confidence in Mr. Finn to lead the Company's continued development. Considering these factors, Mr. Finn was granted an option to purchase 202,500 shares of Common Stock (representing less than 2% of the Company's fully diluted equity) as an incentive for future performance, an amount the Compensation Committee determined was consistent with competitive practices. During 2000, the Company succeeded in meeting specified research and development goals associated with launching new products, delivery dates requested by redphish partners, some of its earnings goals, and the goals established for integration of the two merged companies. The Compensation Committee rated Mr. Finn's individual performance as above average primarily reflecting his successes in these areas.

CONCLUSION

    Through the plans described above, a significant portion of the Company's compensation program and Mr. Finn's compensation are contingent on Company performance, and realization of benefits is closely linked to increases in long-term stockholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

                                          COMPENSATION COMMITTEE
                                          Richard D. Eyestone, Director
                                          Richard B. Rice, Director
                                          March 16, 2001

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As noted above, the Company's compensation committee consists of Mr. Eyestone and Mr. Rice. No member of the Compensation Committee of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON(3)

    The following graph shows the total stockholder return of an investment of $100 in cash on August 4, 1998 (the date the Company began trading on the Nasdaq SmallCap Market) for (i) the Company's Common Stock, (ii) the Nasdaq Stock Market (U.S.) Index and (iii) the Nasdaq Computer & Data Processing Index. All values assume reinvestment of the full amount of all dividends and are calculated as of December 31 of each year:

                 COMPARISON OF 29 MONTH CUMULATIVE TOTAL RETURN
            AMONG eSOFT, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

Comparison of 29 Month Cumulative Total Return
8/4/98 12/98 12/99 12/00 ESOFT, INC 100.00 568.75 2912.50 93.80 NASDAQ STO
100.00 124.47 231.33 139.22 NASDAQ COM 100.00 132.47 291.05 134.66

------------------------

(3) This Section is not "soliciting material," is not deemed "filed" with the SEC and is not to be incorporated by reference in any filing of the Company under the 1933 Act or the 1934 Act whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                              CERTAIN TRANSACTIONS

GATEWAY COMPANIES, INC.

    On April 26, 2000, the Company entered into a Common Stock and Warrant Purchase and Investor Rights Agreement (the "Agreement") with Gateway
Companies, Inc. ("Gateway") for Gateway's purchase of 1,281,591 shares of the Company's common stock at $19.507 per share. The payment of the purchase price was to be made in two equal installments, with 50% paid at closing and 50% to be paid ninety days after the closing. On the closing date, the Company issued 640,796 shares of its common stock to Gateway upon the receipt of $12,500,00 from Gateway of the first half of the purchase price. As part of this transaction, the Company issued a warrant to Gateway to purchase up to 600,000 shares of the Company's common stock at an exercise price of $19.507 per share, subject to certain anti-dilution provisions and adjustments (the "Initial Gateway Warrant"). The Initial Gateway Warrant vests based upon certain performance milestones and expires on April 26, 2005. Under the Agreement, the Company agreed to provide Gateway certain registration rights and rights to participate in future financings as well as a right of first negotiation and a right of first refusal to purchase the Company under certain circumstances and a right of resale to the Company of the shares held by Gateway under certain circumstances.

    On September 15, 2000, the Company and Gateway amended the Agreement by entering into a First Amendment to Stock and Warrant Purchase and Investor Rights Agreement (the "Amendment"), whereby the parties agreed that the Company would issue a Convertible Subordinated Promissory Note in the aggregate principal amount of $12,500,000 to Gateway (the "Gateway Note") instead of issuing the remaining 640,795 shares for the remaining 50% of the purchase price which was due 90 days after the initial closing described above. The Gateway Note matures on September 15, 2004 and bears interest at a rate of seven percent per annum. Interest is payable in cash or, at the Company's option, in shares of the Company's common stock. The Gateway Note is convertible at Gateway's option into a fixed number of shares of the Company's common stock based on the Company's ten day average closing price of its common stock, but at not less than $11.00 or more than $19.507 per share. As a part of the Amendment, the Company issued a warrant to Gateway to purchase up to 600,000 shares of the Company's common stock at an exercise price of $11.00 per share, subject to certain anti-dilution provisions and adjustments (the "Replacement Gateway Warrant"), which warrant replaces the Initial Gateway Warrant. The Replacement Gateway Warrant vests based upon certain performance milestones and expires on April 26, 2005. As a part of the Amendment, the Company agreed to purchase 30,000 shares of Gateway common stock at $10.00 per share. Gateway agreed to file and have declared effective a registration statement with the SEC covering these shares.

BROWN SIMPSON GROUP

    On June 10, 1999, the Company received $3,000,000 from the sale of its 5% convertible subordinated debentures due on June 10, 2002 (the "First Closing Debentures") to investment funds managed by affiliates of New York-based Brown Simpson Asset Management, LLC ("Brown Simpson"). Interest was payable in cash or, at the Company's option, in shares of the Company's common stock. The First Closing Debentures were convertible at Brown Simpson's option into a fixed number of shares of the Company's common stock at $3.9125 per share, subject to certain antidilution provisions and adjustments. As part of this transaction, the Company issued warrants to Brown Simpson to purchase 766,773 shares of the Company's common stock at an exercise price of $4.4994 per share, subject to certain anti-dilution provisions and adjustments (the "First Closing Warrants"). The First Closing Warrants expire on June 10, 2002. The Company had the ability, under certain circumstances, to obligate Brown Simpson to convert the First Closing Debentures into the Company's common stock and to exercise the First Closing Warrants. In November 1999, the First Closing Debentures were converted into 766,773 shares of the Company's common stock and the First Closing Warrants were exercised.

    On September 15, 1999, the Company received $1,950,000, net of a 2.5% discount, from the sale of its $2,000,000 5% convertible subordinated debentures due on June 10, 2002 (the "Second Closing Debentures") to Brown Simpson. Interest is payable in cash or, at the Company's option, in shares of the Company's common stock. The Second Closing Debentures are convertible at Brown Simpson's option into a fixed number of shares of the Company's common stock at $3.9125 per share, subject to certain anti-dilution provisions and adjustments. As part of this transaction, the Company issued warrants to Brown Simpson to purchase 511,182 shares of the Company's common stock at an exercise price of $4.4994 per share, subject to certain anti-dilution provisions and adjustments (the "Second Closing Warrants"). The Second Closing Warrants expire on June 10, 2002. The Company has the ability, under certain circumstances, to obligate Brown Simpson to convert the Second Closing Debentures into the Company's common stock and to exercise the Second Closing Warrants.

    As part of these financings described above, the Company entered into registration rights agreements with Brown Simpson whereby the Company agreed to file and have declared effective with the SEC a registration statement covering the shares underlying the securities described above. In addition, at any time prior to June 10, 2001, Brown Simpson has the option to purchase an additional $3 million of 5% convertible subordinated debentures, together with associated warrants. This $3 million of debentures would be convertible into the Company's common stock at a price per share equal to the lower of (i) the Company's five day average closing bid price of its Common Stock or (ii) $5.50, but in no event less than $3.9125 per share. These debentures would be accompanied by warrants with an exercise price per share of 115% of the debenture conversion price, subject to certain anti-dilution provisions and adjustments.

RESTRICTED STOCK PURCHASES

    Jeffrey J. Finn, the President and Chief Executive Officer, purchased 30,000 shares of the Company's common stock of the Company on November 17, 2000 at a purchase price of $2.50 per share, which was the closing sales price of the Company's common stock as of that date. Mr. Finn delivered a promissory note to the Company in the aggregate principal amount of $74,700 as partial payment for the shares. The maturity date of the promissory note is November 17, 2004 and bears an interest rate of 11.125% per annum. The 30,000 shares of common stock have been pledged as collateral to secure repayment of the promissory note.

    Robert C. Hartman, the Vice President of Engineering, purchased 50,000 shares of the Company's common stock of the Company on November 17, 2000 at a purchase price of $2.50 per share, which was the closing sales price of the Company's common stock as of that date. Mr. Hartman delivered a promissory note to the Company in the aggregate principal amount of $124,500 as partial payment for the shares. The maturity date of the promissory note is November 17, 2004 and bears an interest rate of 11.125% per annum. The 50,000 shares of common stock have been pledged as collateral to secure repayment of the promissory note.

EMPLOYMENT AGREEMENTS

    The Company has entered into employment agreements or letters with their executive officers. See "Employment Agreements."

PHILIP L. BECKER

    On November 1, 1999, the Company entered into a Transition Agreement and Release with Philip L. Becker, a former director and executive officer of the Company. Under the agreement, Mr. Becker agreed to terminate his employment agreement in consideration of the receipt of six months of severance, or approximately $61,000. Of this total amount, approximately $40,800 was paid to Mr. Becker in 2000.

                                 OTHER MATTERS

    The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

                                          By Order of the Board of Directors
                                          /s/ Amy Beth Hansman

                                          Amy Beth Hansman
                                          Secretary

April 2, 2001

    A COPY OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB FOR THE FISCAL YEAR ENDED DECEMBER 31, 2000 IS AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CORPORATE SECRETARY,
ESOFT, INC., 295 INTERLOCKEN BOULEVARD, SUITE 500, BROOMFIELD, COLORADO 80021.

                                   APPENDIX A
                                  ESOFT, INC.
                         CHARTER OF THE AUDIT COMMITTEE

PURPOSE:

    The purpose of the Audit Committee (the "Committee") of the Board of Directors (the "Board") of eSoft, Inc., a Delaware corporation (the "Company") shall be to make such examinations as are necessary to monitor the corporate financial reporting and the internal and external audits of the Company, to provide to the Board the results of its examinations and recommendations derived therefrom, to outline to the Board improvements made, or to be made, in internal accounting controls, to nominate independent auditors, and to provide such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require the Board's attention.

COMPOSITION:

    Except as discussed herein, the Committee shall be comprised of three or more "independent" members of the Board, each of whom is able to read and understand fundamental financial statements and at least one of whom has past employment experience in finance or accounting, is a certified accountant, or has other comparable experience, including a current or past position as chief executive, financial officer or other senior officer with financial oversight responsibilities. A member of the Board is independent only if he or she has no relationship to the Company that may interfere with the exercise of his or her independent judgment. The members of the Committee and its Chairman will be appointed by and serve at the discretion of the Board.

FUNCTIONS AND AUTHORITY:

    The operation of the Committee shall be subject to the Bylaws of the Company, as in effect from time to time, and Section 141 of the Delaware General Corporation Law. The Committee shall be obligated, and shall have the full power and authority, to carry out the following responsibilities:

    1. To recommend annually to the full Board the firm of certified public accountants to be employed by the Company as its independent auditors for the ensuing year.

    2. To receive a formal written statement from the Company's independent auditors delineating all relationships between the auditors and the Company.

    3. To review the engagement of the independent auditors, including the scope, extent and procedures of the audit and the compensation to be paid therefore, and all other matters the Committee deems appropriate.

    4. To instruct the independent auditors that the independent auditors are accountable to the Board and the Committee as shareholder representatives, and that the Committee has a responsibility to select, evaluate, and where appropriate, replace the independent auditors.

    5. To have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Company in preparing its financial statements, including, without limitation, the policies for recognition of revenues in financial statements.

    6. To review new and proposed releases and pronouncements by the Financial Accounting Standards Board (FASB), the American Institute of Certified Public Accountants (AICPA) and the SEC that may affect current or future financial statements or other disclosures in financial reports.

    7. To meet separately with management and the independent auditors, upon completion of their audit, to review and discuss the Company's financial results for the year, as reported in the Company's financial statements, or other disclosures.

    8. To provide a report in the Company's annual meeting proxy statement and the Company's Form 10-K stating whether the Committee has complied with its responsibilities under the Charter, including without limitation, whether the Committee has reviewed and discussed the Company's audited financial statements with the Company's management, whether the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K or 10-KSB, and whether anything came to the attention of the Committee that caused the Committee to believe that the audited financial statements contain any materially misleading information or omit any material information.

    9. To instruct the independent auditors that the independent auditors shall discuss the Company's financial results with the Committee and the Company's management prior to the filing of a Form 10-Q or 10-QSB.

    10. To assist and interact with the independent auditors in order that they may carry out their duties in the most efficient and cost effective manner.

    11. To evaluate the cooperation received by the independent auditors during their audit examination, including their access to all requested records, data and information, and elicit the comments of management regarding the responsiveness of the independent auditors to the Company's needs.

    12. To review the Company's balance sheet, profit and loss statements and statements of cash flows and stockholders' equity for each interim period, and any changes in accounting policy that have occurred during the interim period.

    13. To review and approve all professional services provided to the Company by its independent auditors and consider the possible effect of such services on the independence of such auditors.

    14. To consult with the independent auditors and discuss with Company management the scope and quality of internal accounting and financial reporting controls in effect.

    15. To determine, as regards to new transactions or events, the auditor's reasoning in determining the appropriateness of the accounting principles and disclosure practices adopted by management.

    16. To assure that the auditor's reasoning is described in determining the appropriateness of changes in accounting principles and disclosure practices.

    17. To disclose in the Company's annual meeting proxy statement whether the Committee has a written charter, and to file the Committee's Charter every three years in the Company's annual meeting proxy statement.

    18. To review and update the Committee's Charter annually.

    19. To investigate, review and report to the Board the propriety and ethical implications of any transactions, as reported or disclosed to the Committee by the independent auditors, employees, officers, members of the Board or otherwise, between (a) the Company and (b) any employee, officer or member of the Board of the Company, or any affiliates of the foregoing.

    20. To perform such other functions and have such power as may be necessary or convenient in the efficient and lawful discharge of the foregoing.

MEETINGS:

    The Committee will hold at least two regular meetings per year and additional meetings as the Chairman or Committee deems appropriate. The chief executive officer or chief accounting officer may attend any meeting of the Committee, except for portions of the meetings where his, her or their presence would be inappropriate, as determined by the Committee Chairman.

MINUTES AND REPORTS:

    Minutes of each meeting of the Committee shall be kept and distributed to each member of the Committee, members of the Board who are not members of the Committee and the Secretary of the Company. The Chairman of the Committee shall report to the Board from time to time, or whenever so requested by the Board.

                                   APPENDIX B
                                  ESOFT, INC.
                       2000 EMPLOYEE STOCK PURCHASE PLAN
              ADOPTED BY THE BOARD OF DIRECTORS NOVEMBER 17, 2000
                     APPROVED BY STOCKHOLDERS       , 2001

1.  PURPOSE.

    (a) The purpose of the Plan is to provide a means by which Employees of the Company and certain designated Related Corporations may be given an opportunity to purchase shares of the Common Stock of the Company.

    (b) The Company, by means of the Plan, seeks to retain the services of such Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

    (c) The Company intends that the Purchase Rights granted under the Plan be considered options issued under an Employee Stock Purchase Plan.

2.  DEFINITIONS.

    (a) "BOARD" means the Board of Directors of the Company.

    (b) "CODE" means the Internal Revenue Code of 1986, as amended.

    (c) "COMMITTEE" means a committee appointed by the Board in accordance with
Section 3(c) of the Plan.

    (d) "COMMON STOCK" means the Common Stock of the Company.

    (e) "COMPANY" means eSoft, Inc., a Delaware corporation.

    (f) "CORPORATE TRANSACTION" means the occurrence of any one or more of the following:

        (i) a sale, exchange or other disposition of all or substantially all of the assets of the Company;

        (ii) a sale, exchange or other disposition of all or substantially all of the outstanding securities of the Company;

        (iii) a merger or consolidation following which the Company is not the surviving corporation;

        (iv) a merger following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or

        (v) any other transaction described as a "corporate transaction" in Treasury Regulations Section 1.425-1(a)(1)(ii), as amended from time to time.

    (g) "DIRECTOR" means a member of the Board.

    (h) "ELIGIBLE EMPLOYEE" means an Employee who meets the requirements set forth in the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

    (i) "EMPLOYEE" means any person, including Officers and Directors, who is employed for tax purposes by the Company or a Related Corporation. Neither service as a Director nor payment of a director's fee shall be sufficient to constitute "employment" by the Company or the Related Corporation.

    (j) "EMPLOYEE STOCK PURCHASE PLAN" means a plan that grants Purchase Rights intended to be options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Code.

    (k) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    (l) "FAIR MARKET VALUE" means the value of a security, as determined in good faith by the Board. If the security is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of the security, unless otherwise determined by the Board, shall be the closing sales price (rounded up where necessary to the nearest whole cent) for such security (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the relevant security of the Company) on the Trading Day prior to the relevant determination date, as reported in THE WALL STREET JOURNAL or such other source as the Board deems reliable.

    (m) "OFFERING" means the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees.

    (n) "OFFERING DATE" means a date selected by the Board for an Offering to commence.

    (o) "OFFICER" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

    (p) "PARTICIPANT" means an Eligible Employee who holds an outstanding Purchase Right granted pursuant to the Plan.

    (q) "PLAN" means this eSoft, Inc. 2000 Employee Stock Purchase Plan.

    (r) "PURCHASE DATE" means one or more dates during an Offering established by the Board on which Purchase Rights granted under the Plan shall be exercised and as of which purchases of shares of Common Stock shall be carried out in accordance with such Offering.

    (s) "PURCHASE PERIOD" means a period of time specified within an Offering beginning on the Offering Date or on the next day following a Purchase Date within an Offering and ending on a Purchase Date, at the end of which there shall be purchased shares of Common Stock on behalf of Participants. An Offering may consist of one or more Purchase Periods.

    (t) "PURCHASE RIGHT" means an option to purchase shares of Common Stock granted pursuant to the Plan.

    (u) "RELATED CORPORATION" means any parent corporation or subsidiary corporation, whether now or hereafter existing, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

    (v) "SECURITIES ACT" means the Securities Act of 1933, as amended.

    (w) "TRADING DAY" means any day the exchange(s) or market(s) on which shares of Common Stock are listed, whether it be any established stock exchange, the Nasdaq National Market, the Nasdaq SmallCap Market or otherwise, is open for trading.

3.  ADMINISTRATION.

    (a) The Board shall administer the Plan unless and until the Board delegates administration to a Committee, as provided in Section 3(c). Whether or not the Board has delegated administration, the Board shall have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

    (b) The Board (or the Committee) shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

        (i) To determine when and how Purchase Rights to purchase shares of Common Stock shall be granted and the provisions of each Offering of such Purchase Rights (which need not be identical).

        (ii) To designate from time to time which Related Corporations of the Company shall be eligible to participate in the Plan.

        (iii) To construe and interpret the Plan and Purchase Rights granted under the Plan, and to establish, amend and revoke rules and regulations for the administration of the Plan. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

        (iv) To amend the Plan as provided in Section 15.

        (v) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan.

    (c) The Board may delegate administration of the Plan to a Committee of the Board composed of one (1) or more members of the Board. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. The Board may abolish the Committee at any time and revest in the Board the administration of the Plan. If administration is delegated to a Committee, references to the Board in this Plan and in the Offering document shall thereafter be deemed to be to the Board or the Committee, as the case may be.

4.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

    (a) Subject to the provisions of Section 14 relating to adjustments upon changes in stock, the shares of Common Stock that may be sold pursuant to Purchase Rights granted under the Plan shall not exceed in the aggregate three hundred eleven thousand one hundred forty-eight (311,148) shares of Common Stock, plus an annual increase to be added on the last day of each calendar year, commencing on December 31, 2001 and ending on (and including) December 31, 2003, equal to the greater of (i) two percent (2%) of the shares of Common Stock outstanding on each December 31 (rounded to the nearest whole share and calculated on a fully diluted basis, that is assuming the exercise of all outstanding stock options and warrants to purchase shares); (ii) the number of shares of Common Stock that have been issued under the Plan during the prior twelve-month period, or (iii) such number of shares of Common Stock as determined by the Board, which number shall be less than each of (i) and (ii); PROVIDED, HOWEVER, that any such automatic share reserve increases in the aggregate shall not exceed nine hundred thirty-three thousand four hundred forty-four (933,444) shares of Common Stock over a three-year period. If any Purchase Right granted under the Plan shall for any reason terminate without having been exercised, the shares not purchased under such Purchase Right shall again become available for issuance under the Plan.

    (b) The shares of Common Stock subject to the Plan may be unissued shares or shares that have been bought on the open market at prevailing market prices or otherwise.

5.  GRANT OF PURCHASE RIGHTS; OFFERING.

    (a) The Board may from time to time grant or provide for the grant of Purchase Rights to purchase shares of Common Stock under the Plan to Eligible Employees in an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering shall be in such form and shall contain such terms and conditions as the Board shall deem appropriate, which shall comply with the requirement of Section 423(b)(5) of the Code that all

Employees granted Purchase Rights to purchase shares of Common Stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in Sections 6 through 9, inclusive.

    (b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in agreements or notices delivered hereunder: (i) each agreement or notice delivered by that Participant shall be deemed to apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right, if different Purchase Rights have identical exercise prices) shall be exercised.

6.  ELIGIBILITY.

    (a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate as provided in Section 3(b), to Employees of a Related Corporation. Except as provided in Section 6(b), an Employee shall not be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee has been in the employ of the Company or the Related Corporation, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event shall the required period of continuous employment be greater than two (2) years. In addition, the Board may provide that no Employee shall be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee's customary employment with the Company or the Related Corporation is more than twenty
(20) hours per week and more than five (5) months per calendar year.

    (b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee shall, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right shall thereafter be deemed to be a part of that Offering. Such Purchase Right shall have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

        (i) the date on which such Purchase Right is granted shall be the "Offering Date" of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

        (ii) the period of the Offering with respect to such Purchase Right shall begin on its Offering Date and end coincident with the end of such Offering; and

        (iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she shall not receive any Purchase Right under that Offering.

    (c) No Employee shall be eligible for the grant of any Purchase Rights under the Plan if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 6(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any Employee, and stock which such Employee may purchase under all outstanding Purchase Rights and options shall be treated as stock owned by such Employee.

    (d) An Eligible Employee may be granted Purchase Rights under the Plan only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, as specified by Section 423(b)(8) of the Code, do not permit such Eligible Employee's rights to purchase stock of the Company or any Related Corporation to accrue at a rate which exceeds twenty five thousand dollars ($25,000) of Fair Market Value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

    (e) Officers of the Company and any designated Related Corporation, if they are otherwise Eligible Employees, shall be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

7.  PURCHASE RIGHTS; PURCHASE PRICE.

    (a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, shall be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding ten percent (10%), of such Employee's Earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering.

    (b) The Board shall establish one (1) or more Purchase Dates during an Offering as of which Purchase Rights granted under the Plan and pursuant to that Offering shall be exercised and purchases of shares of Common Stock shall be carried out in accordance with such Offering.

    (c) In connection with each Offering made under the Plan, the Board may specify a maximum number of shares of Common Stock that may be purchased by any Participant as well as a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board may specify a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any given Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata allocation of the shares of Common Stock available shall be made in as nearly a uniform manner as shall be practicable and equitable.

    (d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights granted under the Plan shall be not less than the lesser of:

        (i) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Offering Date; or

        (ii) an amount equal to eighty-five percent (85%) of the Fair Market Value of the shares of Common Stock on the Purchase Date.

8.  PARTICIPATION; WITHDRAWAL; TERMINATION.

    (a) An Eligible Employee may become a Participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board of such Participant's Earnings (as defined in each Offering) during the Offering. The payroll deductions made for each Participant shall be credited to a bookkeeping account for such Participant under the Plan and shall be deposited with the general funds of the Company. To the extent provided in the Offering, a Participant may reduce (including to zero) or increase such payroll deductions. To the extent provided in the Offering, a Participant may begin such payroll deductions after the beginning of the Offering. A Participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the Participant has not already had the maximum permitted amount withheld during the Offering.

    (b) At any time during an Offering, a Participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company may provide. Such withdrawal may be elected at any time prior to the end of the Offering, except as provided in the Offering. Upon such withdrawal from the Offering by a Participant, the Company shall distribute to such Participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the Participant) under the Offering, without interest (unless otherwise specified in the Offering), and such Participant's interest in that Offering shall be automatically terminated. A Participant's withdrawal from an Offering shall have no effect upon such Participant's eligibility to participate in any other Offerings under the Plan, but such Participant shall be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

    (c) Purchase Rights granted pursuant to any Offering under the Plan shall terminate immediately upon a Participant ceasing to be an Employee for any reason or for no reason (subject to any post-employment participation period required by law) or other lack of eligibility. The Company shall distribute to such terminated or otherwise ineligible Employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock for the terminated or otherwise ineligible Employee) under the Offering, without interest (unless otherwise specified in the Offering).

    (d) Purchase Rights granted under the Plan shall not be transferable by a Participant otherwise than by will or the laws of descent and distribution, or by a beneficiary designation as provided in Section 13 and, during a Participant's lifetime, shall be exercisable only by such Participant.

9.  EXERCISE.

    (a) On each Purchase Date during an Offering, each Participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) shall be applied to the purchase of shares of Common Stock up to the maximum number of shares of Common Stock permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares shall be issued upon the exercise of Purchase Rights granted under the Plan unless specifically provided for in the Offering.

    (b) The amount, if any, of accumulated payroll deductions remaining in each Participant's account after the purchase of shares of Common Stock that is less than the amount required to purchase one share of Common Stock on the final Purchase Date of an Offering shall be held in each such Participant's account for the purchase of shares of Common Stock under the next Offering under the Plan, unless such Participant withdraws from such next Offering, as provided in
Section 8(b), or is not eligible to participate in such Offering, as provided in
Section 6, in which case such amount shall be distributed to the Participant after said final Purchase Date, without interest (unless otherwise specified in the Offering). The amount, if any, of accumulated payroll deductions remaining in a Participant's account after the purchase of shares of Common Stock that is equal to the amount required to purchase one (1) or more whole shares of Common Stock on the final Purchase Date of the Offering shall be distributed in full to the Participant at the end of the Offering without interest (unless otherwise specified in the Offering).

    (c) No Purchase Rights granted under the Plan may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable federal, state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date during any Offering hereunder the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If, on the Purchase Date under any Offering hereunder, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in such compliance, no Purchase Rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire shares of Common Stock) shall be distributed to the Participants, without interest (unless otherwise specified in the Offering).

10. COVENANTS OF THE COMPANY.

    (a) During the terms of the Purchase Rights granted under the Plan, the Company shall ensure that the amount of shares of Common Stock required to satisfy such Purchase Rights are available.

    (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of Common Stock upon exercise of the Purchase Rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of shares of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell shares of Common Stock upon exercise of such Purchase Rights unless and until such authority is obtained.

11. USE OF PROCEEDS FROM SHARES OF COMMON STOCK.

    Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights granted under the Plan shall constitute general funds of the Company.

12. RIGHTS AS A STOCKHOLDER.

    A Participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights granted under the Plan unless and until the Participant's shares of Common Stock acquired upon exercise of Purchase Rights granted under the Plan are recorded in the books of the Company (or its transfer agent).

13. DESIGNATION OF BENEFICIARY.

    (a) A Participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash, if any, from the Participant's account under the Plan in the event of such Participant's death subsequent to the end of an Offering but prior to delivery to the Participant of such shares of Common Stock or cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant's account under the Plan in the event of such Participant's death during an Offering.

    (b) The Participant may change such designation of beneficiary at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such shares of Common Stock and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

14. ADJUSTMENTS UPON CHANGES IN SECURITIES; CORPORATE TRANSACTIONS.

    (a) If any change is made in the shares of Common Stock, subject to the Plan, or subject to any Purchase Right, without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan shall be appropriately adjusted in the type(s), class(es) and maximum number of shares of Common Stock subject to the Plan pursuant to Section 4(a), and the outstanding Purchase Rights granted under the Plan shall be appropriately adjusted in the type(s), class(es), number of shares and purchase limits of such outstanding Purchase Rights. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

    (b) In the event of a Corporate Transaction, then: (i) any surviving or acquiring corporation may continue or assume Purchase Rights outstanding under the Plan or may substitute similar rights (including a right to acquire the same consideration paid to stockholders in the transaction described in this
Section 14(b)) for those outstanding under the Plan, or (ii) if any surviving or acquiring corporation does not assume such Purchase Rights or does not substitute similar rights for Purchase Rights outstanding under the Plan, then, the Participants' accumulated payroll deductions (exclusive of any accumulated interest which cannot be applied toward the purchase of shares of Common Stock under the terms of the Offering) shall be used to purchase shares of Common Stock immediately prior to the Corporate Transaction under the ongoing Offering, and the Participants' Purchase Rights under the ongoing Offering shall terminate immediately after such purchase.

15. AMENDMENT OF THE PLAN.

    (a) The Board at any time, and from time to time, may amend the Plan. However, except as provided in Section 14 relating to adjustments upon changes in securities and except as to amendments solely to benefit the administration of the Plan, to take account of a change in legislation or to obtain or maintain favorable tax, exchange control or regulatory treatment for Participants or the Company or any Related Corporation, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary for the Plan to satisfy the requirements of Section 423 of the Code, any Nasdaq or other securities exchange listing requirements or other applicable laws or regulations. Currently under the Code, stockholder approval within twelve (12) months before or after the adoption of the amendment is required where the amendment shall increase the amount of shares of Common Stock reserved for issuance pursuant to Purchase Rights under the Plan or make certain modifications to the provisions as to eligibility for participation in the Plan.

    (b) It is expressly contemplated that the Board may amend the Plan in any respect the Board deems necessary or advisable to provide Employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to Employee Stock Purchase Plans and/or to bring the Plan and/or Purchase Rights granted under the Plan into compliance therewith.

    (c) The rights and obligations under any Purchase Rights granted before amendment of the Plan shall not be impaired by any amendment of the Plan except
(i) with the consent of the person to whom such Purchase Rights were granted,
(ii) as necessary to comply with any laws or governmental regulations, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of Section 423 of the Code.

16. TERMINATION OR SUSPENSION OF THE PLAN.

    (a) The Board in its discretion may suspend or terminate the Plan at any time. Unless sooner terminated, the Plan shall terminate at the time that all of the shares of Common Stock reserved for issuance under the Plan, as increased and/or adjusted from time to time, have been issued under the terms of the Plan. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

    (b) Any benefits, privileges, entitlements and obligations under any Purchase Rights granted under the Plan while the Plan is in effect shall not be impaired by suspension or termination of the Plan except (i) as expressly provided in the Plan or with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to comply with any laws, regulations, or listing requirements, or (iii) as necessary to ensure that the Plan and/or Purchase Rights granted under the Plan comply with the requirements of
Section 423 of the Code.

17. EFFECTIVE DATE OF PLAN.

    The Plan shall become effective as determined by the Board, but no Purchase Rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the effective date set by the Board.

                                  ESOFT, INC.
                   PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 10, 2001

    The undersigned hereby appoints Jeffrey Finn and Amy Beth Hansman, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of eSoft, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of eSoft, Inc. to be held at the Omni Interlocken Resort, 500 Interlocken Boulevard, Broomfield, Colorado 80021 on Thursday, May 10, 2001 at 10:00 a.m. (local time), and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

    UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEE LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

BOARD RECOMMENDS A VOTE FOR THE NOMINEE FOR DIRECTOR LISTED BELOW.

PROPOSAL  1:  To elect one director to hold office until the 2004 Annual Meeting of Stockholders.

                      / /         FOR the nominee listed below.         / /   WITHHOLD AUTHORITY to vote
                                                                              for the nominee listed
                                                                              below.

                      NOMINEE  Richard Rice

BOARD RECOMMENDS A VOTE FOR PROPOSALS 2 AND 3.

PROPOSAL  2:  To approve the Company's 2000 Employee Stock Purchase Plan.

                       / /  FOR         / /  AGAINST        / /  ABSTAIN

PROPOSAL  3:  To ratify selection of Arthur Andersen LLP as independent auditors of the Company for its fiscal year ending December 31, 2001.

                       / /  FOR         / /  AGAINST        / /  ABSTAIN

Dated ____________________________

                                               _________________________________

                                               _________________________________

                                                         SIGNATURE(S)

                                               PLEASE SIGN EXACTLY AS YOUR NAME
                                               APPEARS HEREON. IF THE STOCK IS
                                               REGISTERED IN THE NAMES OF TWO OR
                                               MORE PERSONS, EACH SHOULD SIGN.
                                               EXECUTORS, ADMINISTRATORS,
                                               TRUSTEES, GUARDIANS AND
                                               ATTORNEYS-IN-FACT SHOULD ADD
                                               THEIR TITLES. IF SIGNER IS A
                                               CORPORATION, PLEASE GIVE FULL
                                               CORPORATE NAME AND HAVE A DULY
                                               AUTHORIZED OFFICER SIGN, STATING
                                               TITLE. IF SIGNER IS A
                                               PARTNERSHIP, PLEASE SIGN IN
                                               PARTNERSHIP NAME BY AUTHORIZED
                                               PERSON.

PLEASE VOTE, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE, WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.